UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Matthew Harris and Wendy Murdock resigned from the Board of Directors (the “Board”) of AvidXchange Holdings, Inc. (the “Company”) at the Board meeting held on March 21, 2024. Matthew Harris served as a member of the Human Capital and Compensation Committee of the Board and as Chair of the Nominating and Corporate Governance Committee of the Board. Wendy Murdock served as a member of the Audit Committee of the Board and the Risk Management Committee of the Board. The resignations of Mr. Harris, as a Class III director of the Company, and Ms. Murdock, as a Class I director of the Company, are not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Election of Directors

Arthur J. Rubado was elected by the Board to serve as a Class III director of the Company effective upon the resignation of Mr. Harris, and Oni Chukwu was elected by the Board to serve as a Class I director of the Company effective upon the resignation of Ms. Murdock. Mr. Rubado’s term, as a Class III director, will expire at the annual meeting of the Company’s stockholders to be held in 2024, while Mr. Chukwu’s term, as a Class I director, will expire at the annual meeting of the Company’s stockholders to be held in 2025.

The Board has determined that Mr. Chukwu and Mr. Rubado both qualify as independent directors under the listing standards of the Nasdaq Global Select Market. There are no family relationships between Mr. Chukwu or Mr. Rubado and any other director or executive officer of the Company. There is no arrangement or understanding between either Mr. Chukwu or Mr. Rubado and any other person pursuant to which either Mr. Chukwu or Mr. Rubado was selected as a director. Since January 1, 2023, the Company has not been a participant in any transaction with Mr. Chukwu or Mr. Rubado in which the amount involved exceeded or will exceed $120,000, and in which Mr. Chukwu or Mr. Rubado, or any member of the immediate family of either foregoing person, had or will have a direct or indirect material interest.

Mr. Chukwu has been appointed to serve on the Company’s Human Capital and Compensation Committee and the Company’s Risk Management Committee, and Mr. Rubado has been appointed to serve on the Company’s Audit Committee and the Company’s Nominating and Corporate Governance Committee. Mr. Chukwu and Mr. Rubado will both participate in the Company’s non-employee director compensation program, which currently consists of an annual cash retainer, annual grant of restricted stock units, and committee fees. Mr. Chukwu and Mr. Rubado will both enter into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2021 (File No. 333-259632).

Mr. Chukwu currently serves on the board of directors of Invatron Systems Corp. (a Tailwind Capital company) since July 2020, Opus Agency (an ABRY Partners company) since January 2021, and Pole Star Space Applications Limited since April 2021. Mr. Chukwu served as Chair of the board of directors of Exago Inc. from 2016 until its sale to Insight Software in October 2021 and also served on the board of directors of Paya (formerly traded on the NASDAQ as "PAYA") from April 2021 through June 2023. From 2013 to 2020, Mr. Chukwu was the Chief Executive Officer of Aventri, a cloud-based enterprise Event Management Software. Mr. Chukwu also served for six months as the Executive Chairman of Aventri’s board of directors following its acquisition by HGGC, LLC. Prior to his time with Aventri, Mr. Chukwu was an Executive Vice President and the Chief Financial Officer of Triple Point Technology, an enterprise software company, from 2006 to 2013. In addition, Mr. Chukwu served as the Chief Financial Officer of Healthcare Software Synergies before it was acquired by United Healthcare, and at LexBridge Corporation, before it was acquired by PKS. Mr. Chukwu attended the University of New Haven, where he earned an MBA and received an honorary Ph.D. in Business Administration. We believe Mr. Chukwu is qualified to serve on the Board due to his substantial experience as a director and an executive, including service as chief financial officer, at high-growth enterprise software companies.

Mr. Rubado has been Managing Partner of iDO Partners since April 2023. Prior to founding iDO Partners, Mr. Rubado served as a Managing Director, Private Equity, and Head of CDPQ U.S. (“CDPQ”). He joined CDPQ in January 2018 and oversaw the Private Equity portfolio in addition to sitting on CDPQ’s International Private Equity Investment Committee. Mr. Rubado has 30 years of operating and investing experience. Before joining CDPQ, he was a Managing Director and Operating Partner at Reservoir Capital, where he worked with portfolio company senior management and directors in healthcare, high tech and services. Previously, he was a Director in Kohlberg Kravis Roberts & Co.’s (“KKR”) operating executive group, KKR Capstone, where he worked in portfolio company leadership and transformation roles. Prior to KKR, he was a founding member of executive management for SmartOps Corporation, an enterprise software developer, which was acquired by SAP AG. Earlier in his career, he was a consultant at McKinsey & Company, and worked in project, risk and operations management roles for the Royal Dutch/Shell Group. Mr. Rubado holds a B.S. in Mechanical & Aerospace Engineering with distinction from Cornell University and an M.B.A. with honors from Harvard Business School. He has previously been a board member at Allied Universal, AlixPartners, Sterling Talent, PetSmart/Chewy, Clarios, ClearTrail Real Estate, Constellation Insurance Holdings, ITI Data, MyEyeDr, TeamHealth, and was Chairman of the Board of ClearCaptions LLC. We believe Mr. Rubado is qualified to serve on the Board due to his track record for driving results and investment returns across diverse technology, healthcare, services, and industrial sectors and organizations, his domestic and international experience, and his service on the boards of directors of other companies.

Item 7.01 Regulation FD Disclosure.

On March 26, 2024, the Company issued a press release announcing the events described above. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvidXchange Holdings, Inc.

Date:	March 26, 2024	By:	/s/ Ryan Stahl
Ryan Stahl General Counsel, Senior Vice President and Secretary